May 3, 1997


DEAR FELLOW SHAREHOLDER:

You are cordially invited to attend PLM International's Annual Meeting of Shareholders to be held on Tuesday, June 10, 1997 at 1:00 p.m. Pacific Time, in the A.P. Giannini Auditorium, Concourse Level, 555 California Street, San Francisco, California.

At this year's Meeting, your Board of Directors is recommending that you vote FOR PLM International's two nominees to the Board of Directors. PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD IN THE POSTAGE PAID RETURN ENVELOPE TODAY, EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON.

As you may be aware, a dissident group has submitted five shareholder proposals. Your Board of Directors recommends a vote AGAINST these proposals.

Our letter dated May 1, 1997 provided you with an overview of the recent developments concerning the Annual Meeting and provided a brief discussion of our strategic business plan to maximize shareholder value.

                      OUR PLAN FOR THE FUTURE IS SOLID AND
                       IS ALREADY SHOWING POSITIVE RESULTS

Thank you for your prompt attention to this important matter and for your continued support.

Sincerely,



/S/ ROBERT N. TIDBALL
--------------------------------
ROBERT N. TIDBALL
President and Chief Executive Officer


            PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD
                   IN THE POSTAGE PAID RETURN ENVELOPE TODAY,
           EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON.